EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of the Republic Bancorp, Inc. Non-Employee Director and Key Employee Deferred Compensation Plan on Form S-8 of our report dated March 8, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Republic Bancorp, Inc. for the year ended December 31, 2017.

Crowe Horwath LLP

Louisville, Kentucky
April 26, 2018